[LOGO] COMPOSITE
       TECHNOLOGY
       CORPORATION                   Innovative Solutions for the Power Industry
--------------------------------------------------------------------------------

For Immediate Release                                    Contact: James Carswell
                                                                    760-416-8628

              COMPOSITE TECHNOLOGY ANNOUNCES PROPOSED SETTLEMENT OF
                3 CLAIMS & RESCHEDULED PLAN CONFIRMATION HEARING

IRVINE, CA, October 5, 2005 - Composite Technology Corporation (CTC or Company) (OTC Bulletin Board: CPTCQ), a leading developer of high-performance composite core cables for electric transmission and distribution lines, announced today that the hearing to consider confirmation of the Company's plan of reorganization to be heard before Judge John E. Ryan, U.S. Bankruptcy Court, has been rescheduled to be heard at 10:00 am (PDT) October 17, 2005.

The Company is pleased to announce that it has signed an agreement with the City of Kingman, Kansas which if approved by the Bankruptcy Court and fully performed by both parties, will significantly reduce claims against the Company's bankruptcy estate, will facilitate the Company's emergence from bankruptcy, and will provide the Company with a valuable new customer for its goods and services. The agreement contains provision for Kingman's purchase of 70 linear miles of the Company's ACCC conductor and related hardware.

The Company is pleased to announce that it has signed an agreement with John Nunley, which if approved by the Bankruptcy Court will significantly reduce claims against the Company's bankruptcy estate and facilitate the Company's emergence from bankruptcy.

The Company is pleased to announce that it has filed with the Bankruptcy Court its proposed order approving the settlement of litigation between the Company and Ascendiant Capital Group, Inc., Mark Bergendahl, and Bradley Wilhite (collectively "Ascendiant"). The Company believes the settlement is in the best interest of the bankruptcy estate and is pleased that no objection was filed in connection with the settlement. As part of this settlement, Ascendiant's ballots voting to reject the Company's reorganization plan will be replaced with votes accepting the plan.

About CTC:

Composite Technology Corporation is an Irvine, California based company that develops, produces, tests and markets novel products based upon composite materials technology. Its subsidiary, CTC Cable Corporation, produces and markets patent pending high performance composite core conductor cables for electric transmission and distribution lines. CTC's novel ACCC cable is superior to existing conventional conductor products of the same diameter in a number of key performance areas, including: Up to twice the ampacity of conventional cables; virtually eliminates high-temperature sag; uses conventional installation methods and tools; reduces construction costs on new lines by requiring fewer structures; may be retrofitted on existing structures to increase current capacity; non-corrosive core eliminates bi-metallic corrosion; and reduces line losses compared with same diameter conventional cables at same operating temperatures. ACCC cable is also sold by General Cable as TransPowrTM ACCC in the U.S. and Canada. Connecting hardware for ACCC is sold by FCI-Burndy Products. More information can be found at www.compositetechcorp.com or by contacting James Carswell, Director of Investor Relations, at 760-416-8628.


                  2026 McGaw Avenue, Irvine, California 92614
                      Tel: 949.428.8500 Fax: 949.660.1533
                           www.compositetechcorp.com

[LOGO] COMPOSITE
       TECHNOLOGY
       CORPORATION                   Innovative Solutions for the Power Industry
--------------------------------------------------------------------------------

This press  release may contain  forward-looking  statements,  as defined in the
Securities Reform Act of 1995 (the "Reform Act"). The safe harbor for forward-looking statements provided to companies by the Reform Act does not apply to Composite Technology Corporation (Company). However, actual events or results may differ from the Company's expectations on a negative or positive basis and are subject to a number of known and unknown risks and uncertainties including, but not limited to, competition with larger companies, development of and demand for a new technology, risks associated with a startup company, risks associated with international transactions, general economic conditions, availability of funds for capital expenditure by customers, availability of timely financing, cash flow, timely delivery by suppliers, or the Company's ability to manage growth. Other risk factors attributable to the Company's business segment may affect the actual results achieved by the Company and are included in the Company's Annual Report filed with the Commissioner on Form 10KSB for fiscal year ended September 30, 2004.


                  2026 McGaw Avenue, Irvine, California 92614
                      Tel: 949.428.8500 Fax: 949.660.1533
                           www.compositetechcorp.com